UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 21, 2019

CONDUENT INCORPORATED

(Exact name of registrant as specified in its charter)

New York	001-37817	81-2983623
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Campus Drive, Suite 200

Florham Park, New Jersey 07932

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (844) 663-2638

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CNDT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a) On May 21, 2019 Registrant held its Annual Meeting of Shareholders.

(b) Shareholders voted on the matters set forth below as follows:

1. Election of directors. All nominees for director were elected.

Name	For	Against	Abstain	Non Votes
Nicholas Graziano	164,302,955	2,009,932	153,013	14,731,538
Joie Gregor	158,395,111	7,931,155	139,634	14,731,538
Scott Letier	164,801,571	1,486,876	177,453	14,731,538
Jesse A. Lynn	165,666,731	645,107	154,062	14,731,538
Courtney Mather	134,967,339	31,357,434	141,095	14,731,538
Michael A. Nutter	158,454,672	7,818,996	192,232	14,731,538
William G. Parrett	149,908,874	14,272,525	2,284,501	14,731,538
Ashok Vemuri	159,097,749	7,239,487	128,622	14,731,538
Virginia M. Wilson	158,590,232	7,736,011	139,536	14,731,538

2. Ratification of selection of PricewaterhouseCoopers LLP as Registrant’s independent registered public accounting firm for 2019. The selection of PricewaterhouseCoopers LLP was ratified.

For	Against	Abstain	Non Votes
179,791,139	1,190,584	215,077	0

3. Approval, on an advisory basis, of the 2018 compensation of Registrant’s Named Executive Officers, as disclosed in Registrant’s 2019 Proxy Statement. The 2018 compensation of Registrant’s Named Executive Officers, as disclosed in Registrant’s 2019 Proxy Statement, was approved on an advisory basis.

For	Against	Abstain	Non Votes
148,714,166	17,516,762	234,972	14,731,538

(c) Not Applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONDUENT INCORPORATED

Date: May 21, 2019	By:	/s/ J. Michael Peffer
Name: J. Michael Peffer
Title: Secretary